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                                                                    Exhibit 23.2





                        CONSENT OF INDEPENDENT AUDITORS





The Board of Directors and Stockholders
Tele-Communications, Inc.:



We consent to the incorporation by reference in the Registration Statements (Nos. 33-56271, 33-57177, 33-57399, 33-63139, 33-64127, 33-65311, 33-65493,
333-00265, 333-00835, 333-06723, 333-07615, 333-27039, 333-29849, 333-40131,
333-41435, 333-44745 and 333-56635) on Form S-3, the Registration Statement (No. 333-64297) on Form S-4, and the Registration Statements (Nos. 33-44543, 33-54263, 33-60839, 33-60843, 33-64827, 33-64829, 33-64831, 33-65485, 33-65487,
333-06177, 333-06179, 333-16025, 333-16027, 333-40141, 333-42917 and 333-58083)
on Form S-8 of Tele-Communications, Inc. of our report dated March 20, 1998, relating to the combined balance sheets of TCI Group as of December 31, 1997 and 1996, and the related combined statements of operations, equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 1997, which report appears in the December 31, 1997 Annual Report on Form 10-K, as amended by Form 10-K/A (Amendment No. 2), of Tele-Communications, Inc. Our report covering the combined financial statements refers to the effects of not consolidating TCI Group's interest in Liberty Media Group and TCI Ventures Group for all periods that TCI Group has an interest in Liberty Media Group and TCI Ventures Group, respectively.






                                            KPMG LLP





Denver, Colorado
January 7, 1999